SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

QIAO XING UNIVERSAL TELEPHONE, INC.
(Name of Registrant as Specified In Its Charter)

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QIAO XING UNIVERSAL TELEPHONE, INC.
Qiao Xing Science Industrial Park
Tang Quan
Huizhou City, Guangdong,
People’s Republic of China 516023
(011) 86-752-2820-268

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, December 3, 2003

To Our Shareholders:

     PLEASE TAKE NOTICE that our annual meeting of shareholders will be held at our Hong Kong offices, Suite 702, 1063 King’s Road, Quarry Bay, Hong Kong, on Wednesday, December 3, 2003, at 11:00 a.m., local time, for the following purposes:

     1. To elect five directors to hold office for the term specified in the proxy statement or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment.

     The board of directors has fixed the close of business on October 17, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment. A proxy statement which describes the foregoing proposals and a form of proxy accompany this notice.

By Order of the Board of Directors

Zhi Yang Wu Secretary

Dated: October 24, 2003

IMPORTANT

     Whether or not you expect to attend the meeting, please execute the accompanying proxy and return it promptly in the enclosed reply envelope which requires no postage. If you grant a proxy, you may revoke it at any time prior to the meeting. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

QIAO XING UNIVERSAL TELEPHONE, INC.
Qiao Xing Science Industrial Park
Tang Quan
Huizhou City, Guangdong,
People’s Republic of China 516023

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, December 3, 2003

SOLICITATION OF PROXY

     The accompanying proxy is solicited on behalf of the board of directors of Qiao Xing Universal Telephone, Inc. for use at our annual meeting of shareholders to be held at our Hong Kong offices, Suite 702, 1063 King’s Road, Quarry Bay, Hong Kong, on Wednesday, December 3, 2003, and at any adjournment. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers, directors and other employees, who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse them at the rates suggested by the New York Stock Exchange. We will bear the cost of this solicitation of proxies, which are expected to be nominal. Proxy solicitation will commence with the mailing of this proxy statement on or about October 24, 2003.

     Execution and return of the enclosed proxy will not affect your right to attend the meeting and to vote in person. If you execute a proxy, you still retain the right to revoke it at any time prior to exercise at the meeting. A proxy may be revoked by delivery of written notice of revocation to our Secretary, by execution and delivery of a later proxy or by voting the shares in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with its instructions. If there are no specific instructions, proxies will be voted “FOR” the election as directors of those nominees named in the proxy statement and in accordance with his best judgment on all other matters that may properly come before the meeting.

     The enclosed form of proxy provides a method for you to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

PURPOSE OF MEETING

     As stated in the notice of annual meeting of shareholders accompanying this proxy statement, the business to be conducted and the matters to be considered and acted upon at the meeting are as follows:

     1. To elect five directors to hold office for the term specified herein or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment.

VOTING AT MEETING

     Our voting securities consist solely of common stock, $.001 par value per share.

     The record date for shareholders entitled to notice of and to vote at the meeting is the close of business on October 17, 2003, at which time we had outstanding and entitled to vote at the meeting 15,537,718 shares of common stock. Shareholders are entitled to one vote, in person or by proxy, for each share of common stock held in their name on the record date. Shareholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

     The election of directors will require the affirmative vote of the holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote. Cumulative voting for directors is not authorized and proxies cannot be voted for more than five nominees.

STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of October 17, 2003 by:

•	each person who is known by us to own beneficially more than 5% of our outstanding common stock;

•	by each of our executive officers and directors; and

•	by all directors and executive officers as a group.

As of October 17, 2003, we had 15,537,718 shares of our common stock issued and outstanding.

     This information gives effect to securities deemed outstanding pursuant to Rule 13d-3(d)(l) under the Securities Exchange Act of 1934, as amended.

	Number		Percent

Name of Beneficial Holder	Shares Beneficially Owned

Wu Holdings Limited	6,819,000	(1)	43.9
Rui Lin Wu	7,119,000	(1)(2)	44.9
Zhi Yang Wu	250,000	(3)	1.6
Shi Jie	0		0
Calvin Chong	0		0
Ze Yun Mu	0		0
Zhu Ming	200,000	(4)	1.3
All directors and executive officers as a group (6)	7,569,000	(2)(3)	46.5

(1)	Wu Holdings Limited is a British Virgin Islands corporation which is wholly owned by the Qiao Xing Trust. The Qiao Xing Trust is a Cook Islands trust which was formed for the primary benefit of Zhi Jian Wu Li, the youngest son of Rui Lin Wu, our chairman. The 6,819,000 shares of common stock owned of record and beneficially by Wu Holdings Limited may be deemed to also be beneficially owned by Rui Lin Wu (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) since he may be deemed to have and/or share the power to direct the voting and disposition of such shares.

(2)	Includes options currently exercisable to acquire 300,000 shares of common stock at $5.50 per share at any time until April 14, 2005.

(3)	Includes options currently exercisable to acquire 250,000 shares of common stock at $5.50 per share at any time until April 14, 2005.

(4)	Includes options currently exercisable to acquire 200,000 shares of common stock at $5.50 per share at any time until April 14, 2005.

BOARD OF DIRECTORS

     Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance, although it is not involved in day-to-day operating details. The board meets regularly throughout the year, including the annual organization meeting following the annual meeting of shareholders, to review significant developments affecting us and to act upon matters requiring board approval. It also holds special meetings as required from time to time when important matters arise requiring board action between scheduled meetings.

     We have established an audit committee which consists of Rui Lin Wu, Ze Yun Mu and Zhu Ming. Its functions are to:

•	recommend annually to the board of directors the appointment of our independent public accountants;

•	discuss and review the scope and the fees of the prospective annual audit and review the results with the independent public accountants;

•	review and approve non-audit services of the independent public accountants;

•	review compliance with our existing accounting and financial policies;

•	review the adequacy of our financial organization; and

•	review our management’s procedures and policies relative to the adequacy of our internal accounting controls and compliance with U.S. federal and state laws relating to financial reporting.

     We do not have a nominating committee. The functions customarily attributable to a nominating committee are performed by our board of directors as a whole.

     No director attended fewer than 75 percent of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he served.

     Each non-employee director is compensated separately for service on the board and is reimbursed for expenses to attend board meetings.

ELECTION OF DIRECTORS

     At the meeting, five directors are to be elected. Each director will be elected for a one-year term or until his successor is elected and qualified.

     Shares represented by properly executed proxies will be voted, in the absence of contrary indication or revocation by the shareholder granting such proxy, in favor of the election of the persons named below as directors. The person named as proxy has been designated by management and intends to vote for the election to the board of directors of the persons named below, each of whom now serves as a director. If any nominee is unable to serve as a director, the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that management may designate. We know of no reason why any nominee would be unable to serve. The information presented with respect to the nominees was obtained in part from each of them and in part from our records.

Nominees for Election as Directors

Name	Age	Position

Rui Lin Wu	51	Chairman and Chief Executive Officer
Zhi Yang Wu	30	Vice Chairman and Secretary
Shi Jie	35	Executive Director
Ze Yun Mu	37	Non-Executive Director
Zhu Ming	35	Non-Executive Director

     None of our directors and officers was selected pursuant to any agreement or understanding with any other person. There is no family relationship between any director or executive officer and any other director or executive officer, except Rui Lin Wu and his son Zhi Yang Wu.

     Mr. Rui Lin Wu is our chairman and chief executive officer. He is our founder and has over 14 years of experience in the telecommunication industry. He is responsible for our overall strategic planning, policy making and finance. Prior to his career in the telecommunications industry, he was a general manager of a fashion and garment factory from 1980 to 1986. Currently, Mr. Wu is the executive commissioner of the China National Association of Industry and Commerce, senior analyst of the China National Condition and Development Research Center, and a member of the Poverty Fund of China. Mr. Wu also serves as the chairman of Qiao Xing Mobile Communication Co. and a director of CEC Telecom Co., Ltd. since February 2003.

     Mr. Zhi Yang Wu is our vice chairman and the elder son of Mr. Rui Lin Wu. Mr. Wu also serves as our secretary. Mr. Wu received a Diploma in Business Management from Huizhou University of the PRC. He joined us in 1992 and is responsible for our overall strategic planning, policy making and the overseas market development. Mr. Wu also serves as the chairman of CEC Telecom Co., Ltd. and CEC Mobile Ltd. since February 2003.

     Mr. Shi Jie serves as chief financial officer and a director of Qiao Xing Group Ltd. since 2000. He also serves as a director of CEC Telecom Co., Ltd. since February 2003. Prior to that, Mr. Shi served as our chief financial officer and controller of finance from 1997 to 2000. He also served as deputy general manager of QXTI from 1997 to 1999. From 1994 to 1997, Mr. Shi served as department head of the finance department of QXTI.

     Mr. Ze Yun Mu serves as a non-executive director since September 15, 2003. Mr. Mu currently serves as the external affairs director since 1998 for Huizhou Wei Guo Machinery Factory and served as a technician for them from 1990 to 1998.

     Mr. Zhu Ming serves as a non-executive director since January 2003. Since 2001, he serves as a director of Guangzhou Guo Wei Science & Technology Ltd. and he was a director of JiLin Zhongxin Science & Technology Co., Ltd. during 2000 to 2001. From 1997 to 2000, he served as assistant to the chairman of Huizhou Qiao Xing Group Ltd. From 1992 to 1997, he was a clerk of the Haikou Branch of China Industrial and Commercial Bank.

Compensation of Directors and Executive Officers

     The aggregate compensation which we paid to all of our directors and executive officers as a group with respect to our fiscal year ended December 31, 2002 on an accrual basis, for services in all capacities, was Rmb 2,570,112 (US$310,000). During the fiscal year ended December 31, 2002, we contributed an aggregate amount of Rmb 4,550 (US$550) toward the pension plans of our directors and executive officers.

Executive Service Contract

     We have not entered into an employment agreement with Mr. Rui Lin Wu. Currently, Mr. Wu serves as our chief executive officer at an annual salary of Rmb 1,266,840 (US$153,000). Mr. Wu’s remuneration package includes benefits with respect to a motor car.

     During the fiscal year ended December 31, 2000, Mr. Wu received stock options exercisable to acquire 300,000 shares of common stock at $15.00 per share at any time until April 14, 2005. In January 2002, the exercise price of the options was reduced to $5.50 per share.

     Besides Mr. Wu, during the fiscal year ended December 31, 2000, our vice president, Zhi Yang Wu, our vice general manager, Yong Tai Wu, and the chairman assistant, Ming Zhu, respectively, received stock options exercisable to acquire 250,000, 245,000 and 200,000 shares of common stock at $15.00 per share at any time until April 14, 2005. In January 2002, the exercise price of the options was reduced to $5.50 per share.

The 1999 Stock Compensation Plan

     Effective June 16, 1999, we adopted and approved the 1999 Stock Compensation Plan. The purpose of the plan is to:

•	encourage ownership of our common stock by our officers, directors, employees and advisors;

•	provide additional incentive for them to promote our success and our business; and

•	encourage them to remain in our employ by providing them an opportunity to benefit from any appreciation of our common stock through the issuance of stock options.

     Options constitute either incentive stock options within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended, or options which constitute nonqualified options at the time of issuance of such options. The plan provides that incentive stock options and/or nonqualified stock options may be granted to our officers, directors, employees and advisors selected by the compensation committee. A total of 2,000,000 shares of common stock are authorized and reserved for issuance during the term of the plan which expires in June 2009. The compensation committee has the sole authority to interpret the plan and make all determinations necessary or advisable for administering the plan. The exercise price for any incentive option must be at least equal to the fair market value of the shares as of the date of grant. Upon the exercise of the option, the exercise price must be paid in full either in cash, shares of our stock or a combination. If any option is not exercised for any reason, such shares shall again become available for the purposes of the plan.

     As of October 17, 2003, 1,005,000 options had been exercised and the following options to purchase shares of our common stock under the Plan remained outstanding:

•	stock options to purchase 995,000 shares at $5.50 per share through April 14, 2005, all of which are held by our directors and officers as a group.

Other Options and Warrants Outstanding

     As of October 17, 2003, the following additional options and warrants to purchase shares of our common stock were outstanding:

•	stock purchase warrants to purchase 8,000 shares of common stock at $7.975 per share through February 16, 2004 which we sold to our IPO underwriter and/or persons related to the underwriter in February 1999

•	warrants to purchase an aggregate of 660,000 shares of common stock at $20.7625 per share at any time until December 31, 2004 which we granted to two accredited investors and the placement agents in January 2000 in connection with a common stock and warrants purchase agreement

•	warrants to purchase an aggregate of 341,000 shares of common stock at $8.49 per share at any time until May 26, 2005 which we granted to two accredited investors and the placement agents in June 2000 in connection with a convertible debenture and warrants purchase agreement

•	warrants to purchase 80,000 shares of common stock at $7.00 per share at any time through March 1, 2005 which we granted to a former public relations consultant in March 2002

     THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE “FOR” THE ELECTION OF SUCH NOMINEES.

CERTAIN TRANSACTIONS

     The following table is provided to facilitate your understanding of the relationships between the us and each of the following related parties and their transactions with us during the fiscal year ended December 31, 2002.

     Name and relationship of related parties:

Name of related parties	Existing relationship with the Company

Mr. Zhi Jian Wu Li	The major shareholder
Mr. Rui Lin Wu	Director and father of Mr. Zhi Jian Wu Li
Mr. Zhi Yang Wu	Director and brother of Mr. Zhi Jian Wu Li
Ms. Mei Lian Li	Wife of Mr. Zhi Yang Wu
Mr. Zhi Zhong Wu	Brother of Mr. Zhi Jian Wu Li
Ms. Qing Li	Wife of Mr. Rui Lin Wu
Ms. Hong Ling Deng	Friend of Mr. Rui Lin Wu
Ms. Zhen Yin Su	Friend of Mr. Rui Lin Wu
Mr. Zhong Ai Li	Director
Mr. Guo Liang Zhang	Director
Ms. Liu Rong Yang	Director
Mr. Zhi Fang Zhang	Director
Mr. Zi Shu Huang	Director
Wu Holdings Limited	Intermediate holding company
Exquisite Jewel Limited	Minority shareholder
Metrolink Holdings Limited	Minority shareholder
Specialist Consultants Limited	Minority shareholder
Jia Xing Electronic Supplies Company Limited	Common director
Qiao Xing Electronic Holdings Company Limited	Common director
Qiao Xing Group Limited	Common director and minority shareholder
Qiao Xing International Company	Common director
Qiao Xing Investment Limited	Common director
Qiao Xing Properties Limited	Common director
Rui Xing Electronic Development Company Limited	Common director
CEC Telecom Co., Limited	Common director
Huizhou Calilee Telecommunication Company	Common director
Limited (“Calilee”)	A director of Calilee is a brother of a director of the Company
CEC Wireless R&D Limited (“CECW”)	CECT and CECW have common owners

Summary of related party transactions is as follows:

	2000	2001	2002

	Rmb'000	Rmb'000	Rmb'000	US$'000
Recovery of general and administrative expenses (at cost) in respect of factory and office premises subleased to
- Jia Xing Electronic Supplies Company Limited	238	139	—	—
- Qiao Xing Properties Limited	2,285	1,776	—	—
- Rui Xing Electronic Development Company Limited	404	915	—	—
Interest paid to
- Ms. Hong Ling Deng	40	—	—	—
- Ms. Zhen Yin Su	8	—	—	—
Rental income from
- Qiao Xing Group Limited	—	—	327	39
Commission paid and payable to CECW	—	—	28,200	3,406
Purchases from
- Jia Xing Electronic Supplies Company Limited	35,704	13,436	—	—
- Qiao Xing Properties Limited	22,268	20,471	10,061	1,215
- Rui Xing Electronic Development Company Limited	6,289	8,033	9,214	1,113
Sales to
- CECT	—	—	344,458	41,601

Summary of related party balances is as follows:

	2001	2002

	Rmb'000	Rmb'000	US$'000
Advance to Qiao Xing Group Limited	56,300	—	—
Due from
- Exquisite Jewel Limited	—	6	1
- Mr. Rui Lin Wu	281	—	—
- Mr. Zhi Yang Wu	—	216	26
- Mr. Zhi Jian Wu Li	—	160	19
- Ms. Mei Lian Li	508	—	—
- Qiao Xing Group Limited	3,133	100	12
- Qiao Xing Investment Limited	189	—	—
- Wu Holdings Limited	209	24	3
	60,620	506	61
Due to
- CECT	—	22,195	2,680
- Mr. Rui Lin Wu	—	5,897	713
- Mr. Zhi Zhong Wu	664	166	20
- Ms. Xiu Qing Li	1,793	—	—
- Mr. Zhi Jian Wu Li	543	—	—
- Mr. Zhi Yang Wu	882	—	—
- Mr. Guo Liang Zhang	94	146	18
- Ms. Liu Rong Yang	7	10	1
- Ms. Zhi Fang Zhang	7	10	1
- Mr. Zi Shu Huang	7	10	1
- Mr. Zhong Ai Li	136	218	26
- Qiao Xing Group Limited	7	—	—
	4,140	28,652	3,460

     Included in accrued liabilities as of December 31, 2002 was a commission payable of Rmb11,331,000 to CECW.

     Except for the amount advanced to Qiao Xing Group Limited and the balances with the shareholders, all other balances with directors and related parties were unsecured, non-interest bearing and without pre-determined repayment terms.

     During the year ended December 31, 2001, the Group advanced to Qiao Xing Group Limited of approximately RMB56,300,000. The amount was unsecured, non-interest bearing and without pre-determined repayment terms. The entire advance has been settled during 2002.

     Loans from shareholders were unsecured loans from Mr. Rui Lin Wu (held in trust for Mr. Zhi Jian Wu Li), Exquisite Jewel Limited, Metrolink Holdings Limited and Specialist Consultants Limited, the Company’s shareholders, and were non-interest bearing. The lenders have agreed not to make demand on the Group for repayment before January 1, 2004.

     The rental agreements in Mainland China were entered into by Mr. Rui Lin Wu, a director, and Qiao Xing Group Limited on behalf of Qiao Xing Telecommunication Industry Company Limited during the year ended December 31, 2001.

     As of December 31, 2002, the Group’s deposit of approximately Rmb 2,483,000 and land use rights of net book value of Rmb 47,635,000 were pledged to secure the banking facilities of an ex-subsidiary, QXTI.

     During the year ended December 31, 2002, QXTI provided corporate guarantees to the banking facilities of CECT to the extent of Rmb 50,000,000.

INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of Grobstein, Horwath & Company, LLP CPAs is expected to attend the meeting and will have the opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate shareholder questions at that time.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices by December 30, 2003. You must be a record or beneficial owner entitled to vote at the next annual meeting on your proposal and must continue to own such security entitling you to vote through the date on which the meeting is held.

ANNUAL REPORT

     Our annual report to shareholders concerning our operations during the fiscal year ended December 31, 2002, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

     Our management is not aware of any other matters which are to be presented at the meeting, nor have we been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 20-F

     UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON OCTOBER 17, 2003. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 20-F SHOULD BE SENT TO OUR SECRETARY, QIAO XING UNIVERSAL TELEPHONE, INC., QIAO XING SCIENCE INDUSTRIAL PARK, TANG QUAN, HUIZHOU CITY, GUANGDONG, PEOPLE’S REPUBLIC OF CHINA 516023.

     The above notice and proxy statement are sent by order of the board of directors.

ZHI YANG WU Secretary

October 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
QIAO XING UNIVERSAL TELEPHONE, INC.
TO BE HELD DECEMBER 3, 2003

     The undersigned hereby appoints Rui Lin Wu as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Qiao Xing Universal Telephone, Inc. held of record by the undersigned as of the close of business on October 17, 2003, at the Annual Meeting of Shareholders to be held on Wednesday, December 3, 2003, or any adjournment or postponement.

1.	ELECTION OF DIRECTORS

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked to the	to vote for all nominees
contrary below)	listed below

R.L. Wu; Z.Y. Wu; Shi Jie; Z.Y. Mu; Zhu Ming

(INSTRUCTION: To withhold authority to vote for any nominees, write the nominees’ names on the space provided below.)

2.	In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1).

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                   , 2003

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

☐	PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING